NIAGARA MOHAWK POWER CORPORATION

                                3,000,000 Shares
                FIXED ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK,
                      SERIES D ($50 liquidation preference)
                                  $50 per share


                                                             New York, New York
                                                             November 22, 1999

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
PaineWebber Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co., Incorporated
As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         Niagara Mohawk Power Corporation, a New York corporation (the "Company"), proposes to sell to the several underwriters listed in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 3,000,000 shares of Fixed adjustable Rate Cumulative Preferred Stock, Series D ($25 par value) (the "Securities"), of the Company. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

         1. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) The Company, except to the extent waived by the staff of the Securities and Exchange Commission, meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 33- 51073) on Form S-3, including a


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     related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such registration statement, including all of the exhibits thereto and documents incorporated by reference therein at the date hereof pursuant to Item 12 of Form S-3 under the Act, is hereinafter referred to as the "Registration Statement." The Company has filed with, or transmitted for filing to, the Commission, pursuant to Rule 424 under the Act, a preliminary prospectus supplement dated November 12, 1999 (the "Preliminary Prospectus Supplement") to the base prospectus dated June 1, 1998 (the "Base Prospectus") included in the Registration Statement (such Preliminary Prospectus Supplement relating to the Securities in the form so filed or transmitted, together with the Base Prospectus and the documents incorporated by reference thereon pursuant to Item 12 of Form S-3 under the Act, is hereinafter referred to as the "Preliminary Prospectus"). The Company will next file with the Commission a prospectus supplement dated November 22, 1999 the ("Prospectus Supplement") to the Base Prospectus (such prospectus supplement relating to the Securities on the form so filed or transmitted, together with the Base Prospectus and the documents incorporated by reference therein pursuant to item 12 of Form S-3 under the Act, is hereinafter referred to as the "Prospectus") in accordance with Rule 424(b).

         (b) (i) Each part of the Registration Statement, at the time such part became effective and at the date of this Agreement, and the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), any amendments thereof and supplements thereto, complied or will comply in all material respects with the Act and the Exchange Act and the respective rules thereunder and (ii) the Registration Statement, at the time it became effective and at the date of this Agreement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (iii) the Prospectus, and any amendment or supplement thereto at the date of this Agreement and at the Closing Date, did not contain and will not contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters, for use in the Registration Statement or Prospectus.


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         (c) The documents incorporated by reference in the Prospectus, at the time of the filing of such incorporated documents, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (d) PricewaterhouseCoopers LLP, who certified or shall certify the audited financial statements incorporated by reference as part of the Registration Statement and the Prospectus are independent accountants with respect to the Company as required by the Act and the rules under the Act.

         (e) The financial statements and information included or incorporated by reference in the Registration Statement present fairly the financial position, results of operations and changes in financial position of the Company at the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as therein stated. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

         (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (1) there has not been any material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising in the ordinary course of business, (2) there has been no transaction entered into by the Company which is material to the Company, other than transactions in the ordinary course of business, and (3) no dividend or distribution of any kind has been declared, paid or made by the Company on any series of its capital stock which is preferred as to the payment of dividends, or as to the distribution of assets upon any liquidation or dissolution of the Company, over shares of any other class of capital stock of the Company other than regular quarterly dividends.

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         (g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company set forth therein have been duly and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights; the Securities have been duly authorized and, following the filing of a certificate of amendment (the "Certificate") to the Company's certificate of incorporation and when issued and delivered to the Underwriters against payment of the consideration specified herein, will be duly authorized and validly issued and fully paid and nonassessable; stockholders of the Company will have no preemptive rights with respect to the issuance of the Securities; the issuance of the Securities is not subject to any vote or consent of any holder of the Company's securities; and the Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

         (h) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New York; the Company and each of its subsidiaries holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of the business of the Company substantially as described in the Prospectus; and the Company has the corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus.

         (i) The execution, delivery and performance of this Agreement by the Company, the filing of the Certificate, the issuance and sale of the Securities, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Company's certificate of incorporation or by-laws or (b) conflict with or constitute a breach of any bond, debenture, note, indenture, loan agreement, mortgage, lease or any other evidence of indebtedness or any other agreement or instrument, in each case filed as an exhibit to the Company's Registration Statement or 1998 annual report on Form 10-K, (c) violate or conflict with any applicable law, statute, rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, or any of its subsidiaries or property, (d) result in the imposition or creation of (or the obligation to create or impose) a lien, encumbrance or security interest under any agreement or instrument filed as an exhibit to the Company's Registration Statement or 1998 annual report on Form 10-K, or (e) result in the suspension, termination or revocation of any Authorization


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     (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except, other than with respect to subsection (a) above, cases as would not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Authorization shall mean the possession of certain permits, licenses, exemptions, franchises, authorizations and other approvals (each, an "Authorization").

         (j) The Company has filed a petition with the Public Service Commission of the State of New York ("PSC") with respect to the issuance and sale of the Securities. The PSC has authorized or is expected to authorize the issue on or prior to the Closing Date and sale thereof but upon the express condition that the Company shall file with the PSC for its consideration a copy of this Agreement and a statement setting forth (i) the dividend rate for the Securities, (ii) the initial public offering price thereof, (iii) the price to be paid to the Company for the Securities, (iv) the underwriting commissions and (v) the redemption prices and dates with respect to redemption of the Securities at the option of the Company. No other consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance by the Company of this Agreement, the filing of the Certificate, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby, except (i) such as are required under state securities or Blue Sky laws and regulations, and (ii) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

         (k) No person or corporation which is a "holding company" or a "subsidiary of a holding company," within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company and Holdings are each presently exempt from the provisions of the Public Utility Holding Company Act of 1935 that would require registration thereunder.

         (l) The Company and each "significant subsidiary" as defined under Rule 405 under the Act of the Company have good and valid title to all or substantially all of their permanent fixed properties (including the


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     specified undivided interests in generating units and plants referred to in the Prospectus), except as otherwise indicated in the Prospectus, subject only to the respective liens of the indentures securing their mortgage debt. Each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         (m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Certificate and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

         (n) This Agreement has been duly authorized and validly executed by the Company.

         (o) As of the date hereof, the Company is authorized to issue and sell up to $208,000,000 of its securities, which may include the Securities, under the Registration Statement. The issuance and sale of the Securities will not cause the Company to exceed the limitations as to the aggregate amount of its securities that may be issued and sold under the Registration Statement.

         (p) There is no legal or administrative proceeding, statute, rule or regulation, contract or document concerning the Company or any of their respective subsidiaries of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

         (q) Except as otherwise set forth in the Prospectus and subject to such qualifications as may be set forth therein, neither Holdings or the Company nor any of their respective subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, which in each case would reasonably be expected to result in a Material Adverse Effect. Except as otherwise set forth in the Prospectus, Holdings, the Company and their respective subsidiaries are in compliance with and have no costs or liability under any and all applicable existing federal, state and foreign laws (including statutes and the common law) and regulations relating to protection of human health or the environment or


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     imposing liability or standards of conduct concerning any Hazardous
     Material ("Environmental Laws"), except for such costs or liabilities or instances of noncompliance which, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (r) There is (i) no significant unfair labor practice complaint pending against Holdings or the Company or any of their respective subsidiaries or, to the best knowledge of the Company, threatened against Holdings or the Company or their respective subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or the Company or their respective subsidiaries or, to the best knowledge of the Company, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or its subsidiaries or, to the best knowledge of the Company, threatened against them except for such actions specified in clause (i) or (ii) above, which, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

         (s) There are no holders of securities of the Company who, by reason of the execution of this Agreement, the filing of the Certificate, the issuance and sale of the Securities and the consummation of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act, in the Registration Statement, securities held by them who have not waived such right.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase from


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the Company, at a purchase price of $__ per share, plus accumulated dividends, if any, with respect to the Securities from November 30, 1999, to the Closing Date, the amount of Securities set forth opposite such Underwriter's name in
Schedule I hereto. The Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on November 30, 1999 (or such other place, date and time not later than three Business Days thereafter as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer.

     4. AGREEMENTS. The Company agrees with the several Underwriters that:

         (a) With your consent, the Company will cause the Prospectus to be filed or transmitted for filing pursuant to Rule 424 under the Act and will notify you promptly of such filing or transmission. During the period for which a prospectus relating to the Securities is required to be delivered under the Act, the Company will promptly advise the Representatives and, if requested confirm in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Base Prospectus has been filed (if required), (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.


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         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to paragraph
     (i) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance and (3) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

         (c) The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date hereof, as soon as is reasonably practicable after the end of such period, which will satisfy the provisions of Section 11(a) of the Act and, at the Company's option, Rule 158 under the Act.

         (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge upon request, conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

         (e) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.


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         (f) So long as the Securities are outstanding, the Company will furnish
     (or cause to be furnished) to the Underwriters, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

         (g) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act,
     (i) any debt securities issued or guaranteed by the Company or (ii) shares of any class of capital stock of the Company (other than the Securities) which is preferred as to the payment of dividends, or as to the distribution of assets upon any liquidation or dissolution of the Company, over shares of any other class of capital stock of the Company or publicly announce an intention to effect any such transaction, between the Execution Time and the Closing Date.

         (h) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (i) The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any prospectus supplement relating to the offering of securities registered under the Registration Statement other than the Securities and permitted by subsection (g) of this Section 4, or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference in the Registration Statement or the Base Prospectus) to which you shall object in writing or which shall be disapproved in writing by counsel for the Underwriters. The Company will furnish to you prior to the filing thereof a copy of any such prospectus supplement and any document which upon filing is deemed to be


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     incorporated by reference in the Registration Statement or the Base
     Prospectus.

     5. EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), the Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees of counsel not exceeding $5,000 and their disbursements) incurred in connection with "blue sky" qualifications, the legality of the Securities for investment, the rating of the Securities and all costs and expenses of the printing and distribution of all documents in connection with this underwriting. Except as provided in this Section 5 and
Section 8 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and any advertising expenses in connection with any offer it may make, and up to $375,000 of the expenses incurred by the Company in connection with this underwriting.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of officers of the Company made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened.

         (b) The Company shall have requested and caused Sullivan & Cromwell, special counsel for the Company, and Leslie E. LoBaugh, Jr., the Company's Vice President Law & General Counsel, counsel for the Company, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibits 1A and 1B hereto, respectively.

         (c) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion dated the Closing


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     Date and addressed to the Representatives with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (d) The Company shall have furnished to the Representatives a certificate of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted, or, to their knowledge, threatened; and

              (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act


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

     and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1999 and as at September 30, 1999 in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

              (i) the audited consolidated financial statements and financial statement schedules included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

              (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 1999, and as at September 30, 1999, incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998 nothing came to their attention which caused them to believe that:

                   (1) any unaudited financial statements included or
              incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements


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

              included or incorporated by reference in the Registration Statement and the Prospectus;

                   (2) with respect to the period subsequent to September 30,
              1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the September 30, 1999, consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from October 1, 1999, to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net revenues or income before income taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                   (3) the information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

              (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the

         Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

         (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

         (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (i) The PSC shall have issued a written order or orders (the "PSC Orders") authorizing the issuance by the Company of the Securities, the PSC Orders shall remain in full force and effect on the Closing Date.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, New York, NY 10017, on the Closing Date.

     7. CONDITIONS OF COMPANY'S OBLIGATIONS. The obligations of the Company to sell and deliver the Securities are subject to the following conditions:

         (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened.

         (b) The PSC shall have granted authorization, and on the Closing Date such authorization shall be in full force and effect, permitting the issuance and sale of the Securities upon the terms and conditions hereunder set forth or contemplated and containing no provision unacceptable to the Company.

     If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be canceled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriter in writing or by telephone or telex or facsimile transmission confirmed in writing.

     8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the Underwriter's obligations set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

         9.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided , however , that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided further that such indemnity with respect to any untrue statement or alleged untrue statement of a material fact in the Preliminary Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements included therein, in light of the circumstances under which they were made, not misleading, shall not inure to any Underwriter's benefit (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof, if such person did not receive a copy of the Prospectus as amended or supplemented (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect hereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph
     (a), representing the indemnified parties under paragraphs (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In any case to which an exception set forth in (i),
     (ii) or (iii) above applies, the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) is due in accordance with its terms but is for any reason unavailable from the Company or insufficient to hold the Underwriter harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Company and the Underwriter may be subject, as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities, in each case as set forth in the table on the cover page of the Prospectus. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by a party entitled to contribution as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. For purposes of this paragraph (d), each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject to the fourth sentence of this paragraph (d).

     10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided , however , that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, (a) if at any time prior to such time trading in the Common Stock of Niagara Mohawk Holdings Inc. ("HOLDINGS") shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or limited or minimum prices shall have been established on such exchange, or (b) if a banking moratorium shall have been declared either by Federal or New York State authorities, or (c) if trading in any securities of the Company or Holdings shall have been suspended or halted, or (d) if there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

     12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers, directors, employees, agents or any controlling person within the meaning of the Act, and will survive delivery of and payment for the Securities. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

     13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Jim Donnelly
(315) 428-5194 and confirmed to it at 300 Erie Boulevard, West, B2, Syracuse, NY 13202, attention of the Legal Department.

     14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

     15. APPLICABLE LAW. The Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     16. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

     17. HEADING. The section headings used herein are for convenience only and shall not affect the construction hereof.

     18. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof, whereupon this letter and the Underwriters' acceptance shall represent a binding agreement between the Company and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        NIAGARA MOHAWK POWER CORPORATION

                                        By:/s/ Arthur W. Roos
                                           ------------------------------------
                                           Name:  Arthur W. Roos
                                           Title: Vice President-Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
Paine Webber Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co., Incorporated
By: Salomon Smith Barney Inc.

By:/s/ Howard Miller
   ---------------------------------
   Name:  Howard Miller
   Title: Managing Director

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I


                                                               NUMBER OF SHARES
                                                                    TO BE
                                  UNDERWRITERS                    PURCHASED
                                  ------------                    ---------

Salomon Smith Barney Inc..................................       1,875,000

Donaldson, Lufkin & Jenrette Securities Corporation.......         375,000

PaineWebber Incorporated..................................         375,000

Banc One Capital Markets, Inc.............................         187,500

Robert W. Baird & Co., Incorporated.......................         187,500
                                                                 ---------

                  Total...................................        3,000,000

                                                                      EXHIBIT 1A



                                                     November 30, 1999


Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
PaineWebber Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co., Incorporated
c/o  Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

         This is with reference to the registration under the Securities Act of 1933 (the "Act") and offering of 3,000,000 shares of FixedAdjustable Rate Cumulative Preferred Stock, Series D, par value $25 per share (the "Securities"), of Niagara Mohawk Power Corporation (the "Company"). The Registration Statement was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the "Commission") permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus dated June 1, 1998 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated November 22, 1999 (the "Prospectus Supplement"), which updates or supplements certain information contained in the Base Prospectus. The Base Prospectus as so supplemented does not necessarily contain a current description of the Company's business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission which contain information as of various dates.

         As special counsel for the Company, we reviewed the Registration Statement, the Base Prospectus and the Prospectus Supplement, participated in discussions with your representatives and those of the Company and its accountants, and advised the Company as to the requirements of the Act and the applicable rules and regulations thereunder. Between the date of the Prospectus


                                       1-A

Supplement and the time of delivery of this letter, we participated in further discussions with representatives of the Company and its accountants regarding the contents of certain portions of the Base Prospectus, as supplemented by the Prospectus Supplement, and certain related matters, and reviewed certificates of certain officers of the Company, and a letter addressed to you from the Company's independent accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, insofar as relevant to the offering of the Securities, the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that, insofar as relevant to the offering of the Securities, the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date and time of the delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement except for those made under the captions "Description of Additional Preferred Stock" in the Base Prospectus and "Description of Preferred Stock" and "United States Taxation" in the Prospectus Supplement insofar as they relate to provisions of documents therein described. Also, we do not express any opinion or belief as to the financial statements or


                                      2-A
other financial data contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

         This letter is furnished by us as special counsel for the Company to you as Representatives of the several Underwriters of the Securities and is solely for the benefit of the several Underwriters.

                                            Very truly yours,







                                       3-A

                                                                      EXHIBIT 1A


                                                     November 30, 1999


Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette
   Securities Corporation
PaineWebber Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co., Incorporated
c/o  Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

         In connection with the purchase today by you pursuant to the Underwriting Agreement, dated November 22, 1999 (the "Underwriting Agreement"), between Niagara Mohawk Power Corporation, a New York corporation (the "Company"), and you (the "Underwriters"), of 3,000,000 shares (the "Securities") of the Company's FixedAdjustable Rate Preferred Stock, Series D, par value $25 per share (the "Securities") we, as special counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

         (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York.

         (2) The Securities have been duly authorized and validly issued and are fully paid and nonassessable, and the issuance of the Securities will not be subject to any vote or consent of the holders of any of the Company's securities or any preemptive or similar rights under the Company's certificate of incorporation or the New York Business Corporation Law. A certificate of amendment to the Company's certificate of incorporation providing for the issuance of the Securities has been duly filed pursuant to the New York Business Corporation Law.



                                      1-A-1

         (3) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (4) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made; provided that we are expressing no opinion as to any such regulatory consents, authorizations, approvals or filings arising out of, relating to, or required to be taken pursuant to, those regulatory regimes that govern the Company in its capacity as an electric and gas utility and as an operator and owner of nuclear powered generating facilities, including the New York Public Service Law, the Federal Power Act, the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), the Atomic Energy Act of 1954 and the rules and regulations of the New York Public Service Commission, and solely with respect to jurisdiction granted by the Holding Company Act, the Securities and Exchange Commission, and the Nuclear Regulatory Commission ("Utility Related Approvals").

         (5) The issuance and sale of the Securities pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not, (i) violate the Company's Certificate of Incorporation or By-Laws or (ii) result in a default or a breach of the Company's (a) Mortgage Trust Indenture dated as of October 1, 1937, (b) Revolving Credit Agreement and Term Loan Agreement each dated as of March 20, 1996, (c) Indenture dated as of June 30, 1998 between the Company and IBJ Schroder Bank & Trust Company, (d) agreement dated April 1, 1999 with NRG Energy, Inc. regarding the sale of the Company's 88% interest in the Oswego Steam Station, (e) agreement dated December 2, 1998 as amended on February 4, 1999 with Erie Boulevard Hydropower, L.P. regarding the sale of 72 hydroelectric generating plants, (f) agreement dated December 23, 1998 and amended on May 31, 1999 with NRG Energy, Inc. regarding the sale of the Company's Huntley and Dunkirk generating facilities, (g) agreement dated October 6, 1999 with PSEG Power, L.L.C. regarding the sale of the Company's Albany Steam Station, and (h) agreements both dated June 23, 1999 with AmerGen Energy Company, Inc. regarding the sale of the Company's interest in the Nine Mile 1 and 2 facilities,


                                      1-A-2
         in each case as in effect at the date hereof (which have been identified to us by the Company as the relevant indentures, loan agreements, mortgages, leases or other evidence of indebtedness or other agreements or instruments), provided that for purposes of this paragraph we express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws or Utility Related Approvals; provided further that insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

         As contemplated by the qualification set forth in paragraphs (4) and
(5) above, in rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the Securities conform to the specimen thereof examined by us and have been duly countersigned by a transfer agent of the Securities and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                            Very truly yours,






                                      1-A-3

                                                                      EXHIBIT 1B

                           [Niagara Mohawk Letterhead]


                                                     November 30, 1999


Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette
   Securities Corporation
PaineWebber Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co., Incorporated
c/o  Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

         This opinion is being rendered to you pursuant to section 6(b) of the Underwriting Agreement (the "Underwriting Agreement") dated November 22, 1999, among the Company and you. Except as otherwise specified herein, terms defined in the Underwriting Agreement and used herein are used as defined therein.

         In that connection, I have examined executed counterparts of each of the Underwriting Agreement and the Certificate as well as the Registration Statement and the Prospectus contained therein.

         I have also examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination it is my opinion that:

         (1) The Company has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

         (2) To my knowledge, no consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any federal or New York State court or governmental


                                                 1-B-1
     agency, body or administrative agency is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated thereby, except (i) such as have been obtained and made under the Securities Act and from the PSC, (ii) such as are required under state securities or Blue Sky laws and regulations, and (iii) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (3) To my knowledge, there is no action, suit, investigation, litigation or proceeding affecting the Company or any of its subsidiaries pending or threatened before any court, governmental authority, governmental agency, regulatory body or arbitrator that would be reasonably likely to have a Material Adverse Effect.

         (4) To my knowledge, there are no holders of securities of the Company who, by reason of the execution of the Underwriting Agreement, the issuance and sale of the Securities and consummation of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act, in the Registration Statement securities held by them who have not waived such right.

         (5) The Company's preferred stock, par value $25 per share, conforms in all material respects relating to the descriptions thereof and the statements relating thereto contained in the Registration Statement and Prospectus insofar as such descriptions and statements constitute summaries of legal matters.

         (6) The statements in the Prospectus under the caption "Risk Factors - Regulatory Matters" and incorporated by reference in the Prospectus from the Company's annual Report on Form 10-K under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Master Restructuring Agreement and the PowerChoice Agreement" insofar as such statements constitute summaries of legal matters, documents, or proceedings referred to therein, conform in all material respects to such legal matters, documents, or proceedings, as the case may be.


                                      1-B-2

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         This letter is delivered solely for your benefit.

                                                     Very truly yours,









                                     1-B-3